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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of National-Oilwell, Inc. and to the incorporation by reference therein of our report dated February 6, 2001, with respect to the consolidated financial statements of National-Oilwell, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                             /s/ Ernst & Young LLP
                                 Ernst & Young LLP


Houston, Texas
April 12, 2001